UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10/A
AMENDMENT No. 3

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

Plaster Caster Inc.
(Exact name of registrant as specified in its charter)

Michigan	26-3965422
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Country Club Ann Arbor MI 48105 (734) 719-0867 JD Klamka President and Chief Executive Officer
(Address and telephone number of registrant's principal executive offices and principal place of business)

Securities to be registered pursuant to Section 12(g) of the Act:
Common
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

ITEM 1.  BUSINESS

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. The Company’s expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions, competitive factors, such as pricing and marketing efforts, and the pace and success of product research and development. These and other factors may cause expectations to differ.

Business Development

Plaster Caster Inc. (“The Company”) was incorporated in the State of Michigan on April 19, 2007. The Company’s fiscal year end is December 31.  We were inactive with no business operations of any kind until May 1, 2010 when we began implementing our plan of operations to develop a website related to private aviation.  The Company has never been in bankruptcy or receivership.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN.

In their audit report dated September 10, 2010 our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our
business plan. See the   Audited Financial Statements - Auditors Report". Because we have been issued an opinion by its auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

Business

The Company has a plan of operations to engage in the business of Internet publishing in specifically in the area of private aviation.  We have recently opened our website: www.bidforjets.com which is our principal product. Our method of distribution is the Internet.

Our business activities have consisted of forming our corporation, opening a bank account, seeking a new President and sole director, developing a preliminary website, researching our intended area of private aviation by our new management, preparing financial statements, securing and auditor and having those financing statements audited, and preparing and submitting our registration statement.

Specifically, our website currently is a collection of news feeds and videos related to private aviation.  We have gathered these feeds from publicly available places on the Internet. We intend to build out our website to have additional features for our projected audience.

We expect to offer the following: a directory of private aviation companies that provide charter flights, a directory of fractional ownership programs, safety information on various companies and specific planes, videos related to private aviation, a newswire covering private aviation, and a description of the various types of planes available for rental, charter, or fractional ownership.

We also anticipate having user reviews written by our visitors. Consumers can review various aspects of their private aviation experience raging from a specific type of airline, an airport, a pilot or crew member, or any other element of their trip.

We believe that we will require these additional features to make our website a viable and sustainable business that is capable of generating revenues.

We intend to utilize the power of the Internet to to aggregate in a single location an extensive network of industry participants and a comprehensive database for noncommercial aviation. We have no plans to offer information or services for private air travel outside of the United States.

Our business model is being built on generating multiple revenue streams from a variety of industry participants interested in marketing their services to our anticipated consumer audience. We anticipate generating our initial revenues primarily from advertising fees from corporations in the private aviation industry. We expect that we will be able to charge fees for placement in our directories. We anticipate that we will be able to charge fees for banners and links on our home page or other pages on our site that have visitors. We project that we will be able to charge fees for premium listings that are in bold fonts or in a special color or that appear at the top of a category. We anticipate that we will be able to charge fees for various promotional videos on our website.

These fees may be based on a rate that is tied to a specific period of time such as a week, a month, or a year. These fees may able be tied to the number of viewers we are able to deliver to the advertiser’s message.  The type of fee structure will be determined by our available advertising inventory on the site and an advertiser’s needs and budget.

We also intend to generate revenues from advertising from companies interested in reaching our projected audience of high net worth individuals. We believe that the consumers of private aviation services tend be more affluent than other travel consumers. Our belief is based on the cost of private air travel compared to commercial airline. Private air travel is significantly more expensive than commercial airlines ticket prices. We intend to also target companies that sell luxury items in general as potential advertisers for our site.

We intend to market our site through several online and offline channels. We have a Twitter page and a Facebook page which will be used to make consumers aware of our website. We will continue to market our site on other various Internet outlets. We intend to also use search engine optimization to achieve favorable placements on major search engines. We plan to hire a search engine agency to assist us with the search engine placement efforts. We also hope to purchase display advertising in executive airports around the country to build awareness for our site to our targeted customers.

We believe that our feature set and aggressive social marketing will allow us to grow our business.

We believe that our potential customers can be identified in the normal course of business. We expect to research private aviation companies and companies serving this private aviation market to locate contact information for potential advertisers. We expect to visit websites offering private air travel or similar services to determine current advertisers in our industry.

We will require additional funds to complete the development of our website and to commence the marketing of it to our intended customers.  We expect that these goals can be accomplished over the next twelve months with sufficient funding. If we are unable to secure additiona funds, we will not be able to develop our site beyond the current format and content.

Research and Development

The company has not spent any money on research and development and has no plans to do so.

Environmental Laws

We do not used hazardous substances in our operations and have not incurred, and do not expect to incur, material costs associated with compliance with environmental laws at the federal, state and local levels.

Employees

We presently employ one part time employee, JD Klamka. Mr. Klamka is employed in a full time inside sales position offering telecommunications services to business located in New England. Mr. Klamka devotes approximately five hours per week to Plaster Caster Inc. Mr. Klamka has no other business activities outside of his sales position and Plaster Caster Inc. at this time.

Patents

The company holds no patents for its products.

Government Regulation

Government approval is not necessary for the Company’s business and government regulations have a negligible effect on its business.

Competition

There are few if any barriers to entry into Internet publishing.  Competition is intense in our industry. The company competes with other websites that are dedicated to private aviation.  Our business is highly competitive. We also compete with traditional print magazines catering to private aviation. All of our competitors are more experienced and have greater financial resources than Plaster Caster Inc.  Plaster Caster Inc. has no generated no revenue and has limited assets and experience.

ITEM 1A.  RISK FACTORS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.

There is substantial uncertainty about our ability to continue our operations as a going concern.

In their audit report dated September 10, 2010, our auditors expressed an opinion that substantial doubt exists as to whether or not we can continue as an ongoing business. We have no cash. Our current expenses are paid for by our principal shareholder. We must raise $35,000 to implement our business plan.  If we are unable to secure these funds, we will cease operations.  Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the "Audited Financial Statements - Auditors Report". Because we have been issued an opinion by its auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract

Our lack of an operating history gives no assurance that our future operation will result in any revenue, which could result in the suspension of our operations.

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

If we do not make a profit, we will have to cease or suspend operations.

If we do not achieve profitability, our business may not grow or operate. We may not achieve sufficient revenues or profitability in any future period. We will need to generate revenues from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to generate revenues, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

We require additional funds to operate in accordance with our business plan if we are unable to raise them, we will likely suspend operations.

We do not presently have adequate cash from operations or financing activities to meet our immediate or long-term needs. We may not be able to obtain additional funds that we may require. If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements. If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, manufacturing, or sales and marketing programs.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights to our intellectual property or resulting products.

If Barton PK, LLC does not provide us with capital, we will cease operations.

We rely on funding from our sole shareholder, Barton PK,LLC and expect to continue to do so. There can be no assurance that Barton PK, LLC can or will supply us with some or all of the funds needed to complete our business plan.  We do not have a commitment verbal or written from Barton PK,LLC to provide us with additional funding at this time. The failure to secure additional financing from Barton PK, LLC will cause us to cease operations. Barton PK, LLC currently provides us with our server space that hosts our website and office space at no charge. Barton PK, LLC has also provided $1,500 the payment to our auditors for their fees related to the filing of this registration statement. This loan is a current liability of the company. It does not accure interest and is unsecured and payable thirty-six months from the date the funds were advanced. We have no ability to pay this loan back at this time nor can there be any assurance that we will be able to do so on the due date.

We may not be able to access third party technology upon which we depend which could limit or curtail our business.

We use and will continue to require technology and software products from third parties, Our present website is hosted without charge on a server leased by our shareholder, Barton PK, LLC. We do not have any contracts for any hosting services or website development and maintenance which we will need. We have no agreement with Barton PK, LLC for continued hosting of our site.   Technology may not continue to be available to us on commercially reasonable terms, or at all. Our business will suffer if we are unable to access this technology, to gain access to additional products or to build out our existing site.  This could cause delays in our development and introduction of new  features or enhancements of our existing website until equivalent or replacement technology can be accessed, if available, or developed internally, if feasible. If we experience these delays, our business could be materially adversely affected.

There is a high degree of risk that our website will not turn out to be commercially viable.

A website such as ours involves a high degree of risk that will not attract a sufficient number of consumers to become commercially viable. The costs building and marketing our website is uncertain.  We cannot insure that we will develop a website that has the features that will be popular with the number of consumers necessary to attract paying advertisers.

We are highly dependent on JD Klamka, our President and CEO. The loss of Mr. Klamka, whose knowledge, leadership, and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are largely dependent on JD Klamka, our President and CEO, for all aspects of our company.  Our ability to successfully develop and market  our website may be at risk from an unanticipated accident, injury, illness, incapacitation, or death of Mr. Klamka. Upon such occurrence, unforeseen expenses, delays, losses and/or difficulties may be encountered.  Our success in the future may also depend on our ability to attract and retain other qualified management and sales and marketing personnel. We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give you any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

Our sole officer and director only works for our company on a part time basis.  There is no assurance our management will have sufficient time to implement our business plan successfully.

JD Klamka is only able to devote 5 hours per week to our business. He is currently employed on a full time basis in business communication sales with a privately held company.  There is no assurance that he will have sufficient time to successfully implement our business plan. If Mr. Klamka is unable to devote sufficient time to our company, we will cease operations.

Because our sole officer and director will only be devoting limited time to our Company, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from implementing our business plan which may cause us to suspend or cease operations.

Our sole officer and director, JD Klamka, will only be devoting limited time to our operations. Because our sole officer and director has full time employment which is his  priority outside of our company he will only be devoting limited time to our Company, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Our management has no experience in the lnternet travel or private jet industry, which may affect our ability to operate successfully.

Our management has no prior experience in either Internet travel or any aspect of private aviation.  This lack of experience may affect our ability to operate successfully and compete with our competitors.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

We will rely on outside service providers such as writers and web developers that may not be available to us.

We intended to hire freelance writers and web developers to develop our website.  There is no assurance that we can locate any of these service providers and if we are able to that we will be able to hire them on a price and terms acceptable to us. In the event we are unable to hire any of these service providers, we may be forced to suspend or limit our operations.

Risks Relating to Our Common Stock

There is currently no market for our common stock and one may never develop.  Therefore, investor’s holdings in our common stock may be illiquid.

While we do intend to file a Form 211 through a market maker to establish a quote for our common stock on the over-the-counter bulletin board, there is no assurance that the bulletin board or any other quotation medium will quote our common stock, or that a market will ever develop.  If a market never develops for our common stock, it may be difficult or even impossible for investors to sell their common stock.

Our shareholder, Barton PK, LLC, owns a substantial amount of our stock and will be in a position to control all aspects of our company.

Accordingly, this shareholder, Barton PK, LLC  will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline. Notwithstanding the exercise of their fiduciary duties by the directors and executive officers and any duties that such other stockholder may have to us or our other stockholders in general, these persons may have interests different than yours.

Peter C. Klamka, our former President and sole director, has dispositive power over all shares held by Barton PK, LLC. JD Klamka is a non-voting member of Barton PK, LLC with a 1%, non-voting  membership interest.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

We expect to be subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Our common stock is considered a penny stock which may be subject to restrictions on marketability so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

ITEM 2.  FINANCIAL INFORMATION

Results of Operations

No operating revenues have ever been generated by the company since inception.  We incurred $500 in operating expenses. These expenses were audit fees of $1,500 incurred because of our contemplated securities filing.

These expenses resulted in a net loss for the period of $500 (less than $0.01 per share).

Liquidity and Capital Resources

As of September 10, 2010  the Company had a working capital deficiency of $500 and had no cash. Our expenses have been paid by our sole shareholder. We currently owe approximately $500 to our sole shareholder for funds expended on our behalf.  We do not have any plans to raise additional funding. We are relying on our sole shareholder, Barton PK, LLC to pay our expenses in the future.

The Company does not have sufficient funds to continue its operating activities.  Future operating activities are expected to be funded by loans from our only stockholder. Because it has no cash reserves or source of revenues, the Company expects to continue to rely on the stockholder to pay expenses until such time as it can successfully generate revenue from our Internet website.  There is no assurance that the Company will generate revenue from its Internet publishing activities or that the stockholder will continue indefinitely to pay expenses.

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company generates revenue from operations. At that time, management will evaluate the possible effects of inflation on the Company related to it business and operations.

PLAN OF OPERATIONS

The company plans to develop and market a comprehensive website for consumers interested in learning about and purchasing private aviation services for flights within the United States. We have a preliminary website at www.bidforjets.com.

We intend to offer a  website for consumers interested in learning about all aspects of private air travel.  The company plans to use  written descriptions, images, and videos to assist our audience in learning about and purchaing private air travel.

We expect to develop our website to offer a comprehensive web site for consumers of private aviation.  Within the redesign of our site, we intended to use contemporary graphics and an easy to follow navigation path to access various sections of our website.

We anticipate offering a listing of private aviation charter companies which will be organized by region.  We define private aviation charter companies as companies that own or lease planes that are offered on a per trip basis to retail customers.
Our belief is that most of the initial visitors to our site will be seeking information about short flights for business purposes. We are basing our belief solely on our research of the industry that is publicly available.  We define short flights internally as flights that are under two hours in flight time.

We also intend to offer descriptions, photographs, and videos of the various types of popular private planes.  Private jets vary in size.  For example, light cabin jets usually seat a maximum of seven persons.  Large cabin jets can usually seat a maximum of eighteen persons.  Some aircraft types are suited for shorter flights while others can fly internationally. In addition, some private jets are designed for high speed flight while others are designed to operate at slower speeds landing at small airports with short runways.  There are approximately 50 different types of private jets operating today each with its own unique set of  capabilities and characteristics.

We intend to have a section on our website dedicated to weather. Air travel generally is impacted by thunderstorms, tropical weather such as hurricanes, fog, and snow and ice.

Private jets often fly in and out of smaller airports that have limited facilities and/or equipment to deal with weather specifically snow and ice. When there is snow on the ground, some airports do not have the capabilities to plow regularly. Adverse weather can lead to airport delays or closures which will require a change in travel plans.

There are several free online services that we intend to link to that provide comprehensive, timely weather information for private aviation customers.   Many of the regional airports that cater to private jet travel also make their weather conditions available via their websites which we will also link to on our site.

We also intend to have a section on factional ownership or jet cards. Fractional ownership usually represents a commitment in excess of $1,000,000 for an equity ownership in a particular aircraft. Jet cards are offered on through a variety of operators that are sold in increments of 25 hours. Finally, charter debit cards are usually sold in denominations of $100,000 or more offering a discount due to volume pricing and offering access to different types of aircraft.

Private jet travelers often have different needs at different times. We feel that access to our information will allow the consumer to make a better decision in a more timely manner than if they had to search various sources on the Internet.  By providing this needed information to the consumer we feel they will return repeatedly to our site.

We also intend to offer a newswire of press releases, news items, and other current information on private jet travel on our home page.  Upon receipt of funding, we would retain freelance writers to prepare our own articles. However, we will use royalty free, public newswires until funding is available.

Upon an initial funding of at least $7,000, we will redesign our website to include these features. We believe that we require an additional $10,000 to retain a part time webmaster and $3,500 for freelance writers to become fully operational.

We anticipate that it will take approximately three months from funding to completion of the redesigned website with additional features. We feel that an additional three months will be necessary to integrate an advertising platform and any original content that we are able to generate.

We plan to generate revenues from advertising fees from companies seeking to reach our expected audience.  Our initial advertising plan will be to join an advertising network such as Google’s AdSense. AdSense is an ad serving application run by Google Inc. Website owners can enroll in this program to enable text, image, and video advertisements on their websites. These advertisements are administered by Google and generate revenue on either a per-click or per-impression basis.

Many websites use AdSense to monetize their content; it is a very popular advertising network. AdSense has been particularly important for delivering advertising revenue to small websites that do not have the resources for developing advertising sales programs and sales people. To fill a website with advertisements that are relevant to the topics discussed, webmasters implement a brief script on the websites' pages.

We have not made application to participate in Google’s AdSense program at this time. There is no guarantee that if application is made that www.bidforjets.com will be accepted into the program.

There are several other competing programs that we could make application to in the event we are unable to secure a relationship wth Google’s Adsense.

Once we have secured an advertising network relationship, we will implement our social media and marketing campaign to create awareness and potentially traffic  for our website. We will require additional funds to execute our social media promotions which we do not have currently.

We believe that our redesigned site with an advertising network relationship that is promoted through socal media will allow us to generate revenues.

We believe we do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital to continue our operations. During the next 12 months, we intend to implement our business and marketing plan. We believe we must raise an additional $35,000 to pay for expenses associated with our development over the next 12 months. $25,000 will be used to finance anticipated activities during Year One of our development plan and $10,000 will be used to pay for our reporting requirements as Securities and Exchange Commission.

Year One
Website build out	$7,000
Social marketing	$1,000
Search engine marketing	$2,500
Writers	$3,500
Graphics	$1,500
Office supplies	$1,500
Part time Webmaster	$10,000
Legal	$5,000
Filing fees/Edgarizing	$1,000
Accounting/Auditing	$3,000

Our estimate for website build out is based exclusively on our President’s online research. We have not engaged in negotiations to hire a web development company. Costs may be significantly higher.   We expect it will take at least four months to build out our website once funding is in place and a developer has been engaged. We do not have an estimate regarding the length of time it will take us to secured funding or come to terms with an acceptable website developer.

Our estimate regarding social marketing is based on improving our existing Facebook and Twitter pages. This estimate is based on our President’s research.  Enhancements to our existing pages are expected to include graphics and photos and member management tools.

We expect to engage several freelance writers over the course of the year to provide content such as short articles, reviews, and a frequently asked questions sections.  We have not made any contact with free lance writers at this time.

Our estimate for search engine marketing is based on research done by our President. The intention is to purchase links on Google for searches related to private aviation. The cost of these ads can be controlled. We can determine how much we are willing to pay “per click” for the display of a link to our website.

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements from our principal shareholder, Barton PK, LLC. We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. There is no assurance that any financing will be available or if available, on terms that will be acceptable to us. We may not raise sufficient funds to fully carry out any business plan.

We expect to generate revenues within six months of the completion of our website.  Our ability to generate revenues from our website is dependent upon our ability to secure additional financing.  In the event we are unable to secure sufficient financing, we will not be able to generate any revenues.

It is also uncertain that we will be able to secure adequate outside personnel such as freelance writers and web developers to satisfy our goals to complete our website within a specific time period.

ITEM 3. PROPERTIES.

We currently use office space provided in a residential home owned by our shareholder. We believe that this is sufficient for the next twelve months. We are not charged for this office space.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of the Company’s Common stock as of November 26, 2010 by (I) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Plaster Caster Inc., (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name and Address	No of Shares	Percentage Owned

Barton PK, LLC 1000 Country Club Road Ann Arbor, MI 48105	500,000	100%

Peter C. Klamka is the managing member of Barton PK, LLC. He is the brother of JD Klamka, our sole officer and director.

ITEM 5. DIRECTOR, EXECUTIVE OFFICERS, CONTROL PERSONS, FOUNDERS

The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected.  The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of the Company are as follows:

Name	Age	Position

JD Klamka	27	CEO/Pres/Director

JD Klamka. Mr. Klamka has been the sole officer and director since May 2010. Since graduating from college, he has been employed as a freelance Internet marker, a saleman for a medical devices company and independent entertainment ventures.  He is currently employed as an inside sales person selling telecommunications services to businesses located in New England. This position consumes approximately 40 hours per week. He has a degree in communications from Wayne State University.

B.  Significant employees. None

C.  Family relationships. JD Klamka is the brother of Peter Klamka, the founder of Plaster Caster Inc.

D.  There are no events that occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant·
No petition has been filed under Federal bankruptcy laws or any state insolvency law.·

The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding;

Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: Any Federal or State securities or commodities law or regulation; or Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

E.  The Board of Directors acts as the Audit Committee, and the Board has no separate committees.

Peter C. Klamka, the brother of JD Klamka, is considered a founder or promoter of Plaster Caster Inc. as defined in Rule 405 under the Securities Act of 1933. He has no operational role in the company and did not receive any direct compensation for acting as a founder. He owns no shares individually.  Mr. Klamka has never been involved in a bankruptcy or receivership of any corporation.  Peter C. Klamka has never been convicted in a criminal proceeding nor is he the named subject of a criminal proceeding.  He has never been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii.Engaging in any type of business practice; or iii.Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

Any Federal or State securities or commodities law or regulation; or

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii.Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 6. EXECUTIVE COMPENSATION

Directors' Compensation

None

Executive Compensation

There was no compensation paid to officers and directors of the Company during the last fiscal year and the current fiscal period.

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Barton PK, LLC provided the initial capital for our company as well as office space. Peter Klamka, Barton PK, LLC’s managing member served as our sole officer and director from inception until May 1, 2010 when JD Klamka was offered and accepted the position. JD Klamka is the younger brother of Peter Klamka.

Mr. Klamka personally received no compensation of any kind for his role as a founder of our company.

On April 20, 2007, 500,000 shares of restricted common stock were issued to Barton PK, LLC, pursuant to Section 4(2) of the Securities Act of 1933 for $70.00.

JD Klamka has a 1% membership interest in Barton PK, LLC but does not have voting or dispositive power over the assets held by Barton PK, LLC.

Director Independence

For the purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, we do not consider JD Klamka to be independent.

ITEM 8. LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against our company.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The Company's common stock is not listed or quoted at the present time, and there is no present public market for the Company's common stock. The Company intends to have a sponsoring market maker file a Form 211 for a quotation on the over-the-counter bulletin board. There can be no assurance that the Company’s securities will be quoted on the bulletin board or any other quotation medium.

Dividends

The Company has not paid any cash dividends since its inception and does not contemplate paying any in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of the Company's business.

Penny Stock Status

If and when the Company develops a market for its common stock, it will be a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a  written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. The imposition of these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for the company's stock.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for the Common Stock is  expected to be Interwest Stock Transfer.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

The following securities were issued by Plaster Caster Inc. within the past four years and were not registered under the Securities Act:

On April 20, 2007, 500,000 shares of common stock were issued to Barton PK, LLC pursuant to Section 4(2) of the Securities Act of 1933. The shares were sold for $500.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors.

ITEM 11.  DESCRIPTION OF SECURITIES TO BE REGISTERED

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of the board of directors. The Board of directors is empowered to fill any vacancies on the Board of directors created by resignations, provided that it complies with quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon  liquidation.

As of August 30, 2010, there were 500,000 shares of common stock issued and outstanding. There are 1,000,000 shares authorized.  As of that date there is one shareholder.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 561 through 571 of the Michigan Business Corporation Act (the MBCA), authorize indemnification of directors and officers of Michigan corporations. The Registrant’s Articles of Incorporation require the Registrant to indemnify directors and officers to the fullest extent permitted by Michigan law. The Registrant’s Bylaws permit it to indemnify directors and officers against expenses, attorneys’ fees, judgments, penalties, fines and settlements reasonably incurred in connection with any threatened, pending or completed action or proceeding brought by a third-party so long as the director or officer acted in good faith and in a manner reasonably believed not to be opposed to the best interests of the Registrant or, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Indemnification includes civil, criminal, administrative or investigative proceedings and service at the request of the Registrant as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not. The Bylaws also allow the Registrant to indemnify directors and officers against expenses and attorneys’ fees related to any threatened, pending or completed action brought by or in the right of the Registrant so long as the director acted in good faith and in a manner reasonably believed not to be opposed to the best interests of the Registrant. The Bylaws require the Registrant to indemnify officers and directors whose defense on the merits or otherwise has been successful; however, no indemnification is allowed as to any claim where the director or officer is judged to be liable to the Registrant in the performance of his or her duties to the Registrant unless such indemnification is specifically approved by the court in which such action was brought.

Although the Registrant’s Bylaws permit indemnification in the situations described above, each request for indemnification must be individually authorized by (1) a majority of a quorum of the board of directors consisting of directors who were not parties or threatened to be made parties to the action or proceeding, (2) if the quorum in (1) is not obtainable, then by a majority vote of a committee of at least two directors who are not parties or threatened to be made parties to the action or proceeding, (3) independent legal counsel in a written opinion, (4) all independent directors who are not parties or threatened to be made parties to the action or proceeding, or (5) the Registrant’s shareholders. To the extent that a director or officer is successful on the merits or otherwise in defense of any action, suit or proceeding, the Registrant’s Bylaws dictate that he or she must be indemnified against expenses actually and reasonably incurred. The Bylaws also provide that indemnification is a contractual right between the Registrant and the officer or director which is not adversely affected by a repeal of the Bylaw indemnification provisions.

Section 567 of the MBCA and the Registrant’s Bylaws authorize the Registrant to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee or agent of the Registrant or who serves at the request of the Registrant as a director, officer, employee or agent of a nonprofit or for profit foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether or not the Registrant would have the power to indemnify him or her under the Bylaws or the laws of the State of Michigan. The Registrant intends to maintain a directors’ and officers’ insurance policy. The policy is expected to insure directors and officers against unindemnified losses from certain wrongful acts in their capacities as directors and officers and reimburse the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy will contain various exclusions, none of which apply to this offering.

ARTICLES OF INCORPORATION AND BY-LAWS

The Company's Articles of Incorporation, provides that the Company shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Michigan, indemnify and hold harmless officers and directors from any and all liabilities and expenses imposed upon them in connection with any action, suit or other proceeding.

Our directors and officers are indemnified as provided by Michigan corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

This information appears under Item 15 and is incorporated by reference herein.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)  The following financial statements are filed as part of this Registration statement:

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PLASTER CASTER INC.

DATE: February 22,2011	By:	/s/ JD Klamka
JD Klamka, President

FINANCIAL STATEMENTS

DECEMBER 31, 2009

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@cpa-ezxl.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
Plaster Caster, Inc.

I have audited the balance sheets of Plaster Caster, Inc. as of December 31, 2009 and 2008 and the related statement of operations, changes in stockholder’s equity, and cash flows for the years then ended and the period April 19, 2007 (date of inception) through December 31, 2009. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Plaster Caster, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and the period April 19, 2007 (date of inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
September 10, 2010

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS AT DECEMBER 31,

	2009	2008
ASSETS

CURRENT
Cash	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES
Accounts payable and accrued expenses	$-	$-

TOTAL LIABILITIES	-	-

STOCKHOLDER EQUITY

Commons shares, no par value, authorized - 1,000,000
- issued and outstanding - 500,000 (2008 - 500,000)	500	500

RETAINED EARNINGS(DEFICIT)	(500)	(500)

TOTAL STOCKHOLDER EQUITY	-	-

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$-	$-

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
			FROM INCEPTION APRIL 19, 2007 TO DECEMBER
	YEAR ENDED DECEMBER 31,
	2009	2008	31, 2009

REVENUE	$-	$-	$-

EXPENSES
General and administrative	-	499	500

Total Expenses	-	499	500

NET INCOME(LOSS)	$-	$(499)	$(500)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	500000	500000

NET INCOME(LOSS) PER SHARE	$-	$0.00

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	YEAR ENDED DECEMBER 31,		FROM INCEPTION APRIL 19, 2007 TO DECEMBER
	2009	2008	31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$-	$-	$(500)
Adjustment to reconcile net loss to net cash
used in operating activities:			-
Issuance of common stock for services and expenses	-	-	500
Changes in operating assets and liabilities:
Subscription receivable	-	-	-

Net cash used in operating activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from an officer	-	-	-
Issuance of common stock	-	-	-
Net cash provided by financing activities	-	-	-

INCREASE (DECREASE) IN CASH	-	-	-

CASH, Beginning of period	-	-	-

CASH, End of period	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION(APRIL 19, 2007) TO DECEMBER 31, 2009
(UNAUDITED)

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTALS

Balance - April 19, 2007	-	$-	$-	$-

Issuance of shares for expenses	500000	500	-	500

Net loss - December 31, 2007	-	-	(500)	(500)

Balance - December 31, 2007	500000	500	(500)	-

Net loss - December 31, 2008	-	-	-	-

Balance - December 31, 2008	500000	500	(500)	-

Net loss - December 31, 2009	-	-	-	-

Balance - December 31, 2009	500000	$500	$(500)	$-

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2009 and 2008

Note 1 - Organization and Summary of Significant Accounting Policies:

Organization:

PLASTER CASTER INC. (the “Company”) was organized in the State of Michigan on April 19, 2007.  The Company’s primary business activity is to acquire or commence a commercially viable operation

The Company’s fiscal year end is December 31.

Basis of Presentation – Development Stage Company:

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2009 and 2008

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Stock-Based Compensation

The Company accounts for share-based compensation under the fair value recognition provisions such that compensation cost is measured at the grant date based on the value of the award and is expensed ratably over the vesting period. Determining the fair value of share-based awards at the grant  date  requires  judgment,  including estimating the  percentage  of  awards  which  will  be forfeited, stock volatility, the expected life of the award, and other inputs. If actual forfeitures differ significantly from the estimates, share-based compensation expense and the Company's results of operations could be materially impacted.

The Company may also issue restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.   The value  of  the common stock is measured at the earlier of  ( i )  the date at which a firm commitment for performance by the  counterparty  to  earn  the  equity  instruments  is  reached  or   ( ii )  the  date  at  which  the counterparty's performance is complete.   The Company recognizes these service expenses and a corresponding increase to additional paid-in-capital related to stock issued for services.   When stock is issued as payment for past services provided, accordingly,  all shares issued are fully vested, and there is no unrecognized compensation associated with these transactions.  If stock is issued in advance of service performance expense is recognized ratably over the requisite service period.

For the period ended December 31, 2009, 2008 and for the period April 19, 2007 (date of inception) through December 31, 2009 there was no issuance of equity ownership to the founder for organization services in the amount of $0, $0, and $500, respectively.  As of December 31, 2009 and 2008  there  was  $0  of  unrecognized  expense  related  to  non-vested  stock-based compensation arrangements granted and no stock based compensation.

PLASTER CASTER INC..
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2009 and 2008

Note 2 – Going Concern:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through December 31, 2009, the Company has had no operations.  As of December 31, 2009, the Company has not emerged from the development stage.   In  view of  these  matters,  the  Company’s  ability  to  continue  as  a  going concern  is dependent  upon the Company’s ability to commence a commercially viable operation and  to achieve  a  level  of  profitability.   The  Company  intends  on  financing its  future  development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that  funds provided by operations  are  sufficient  to fund  working capital  requirements.   The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Federal Income Taxes:

The Company accounts for income taxes under the asset and liability method, whereby deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components of  the  Company's  deferred  tax liabilities and assets as of December 31, 2009 are as follows:

Deferred tax assets:
Federal and state net operating loss	$500
Equity instruments issued for compensation	-
Total deferred tax assets	500
Less valuation allowance	(500)
$-

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2009 and 2008

Note 4 – Capital Stock Transactions:

At inception the Company has issued a total of 500,000 shares of common stock for services and expenses for a value equivalent to $500. This amount was recognized as stock-based compensation in 2007.

Note 5 – Related Party Transaction:

The officers and directors of the Company are involved in one other business activities and may, in the future, become involved in other business opportunities that  become available. No other business activities are currently planned. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts. At the present time, the Company has determined that there is no conflict of interest.

The Company has little need for office space, therefore, does not own or lease property or lease office space.  The  office  space  used  by  the  Company  was  arranged  by  the  founder  of  the Company to use at no charge.  Management will assess the valuation of the utilized space at such time that the activities and utilization of the facilities become material.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2009 and 2008

Note 6 – Financial Accounting Developments:

Recently Issued Accounting Pronouncements

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-03, SEC Update — Amendments to Various Topics Containing SEC Staff Accounting Bulletins. This ASU updated cross-references to Codification text. The adoption of ASU 2009-03 will not have a material impact on our financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) — Measuring Liabilities at Fair Value. This Accounting Standards Update amends Subtopic 820-10, Fair Value Measurements and Disclosures - Overall, to provide guidance on the fair value measurement of liabilities. The adoption of ASU 2009-05 is not expected to have a material impact on our financial statements.

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-08, Earnings Per Share Amendments to Section 260-10-S99. This Codification Update represents technical corrections to Topic 260-10-S99, Earnings per Share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that Includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The adoption of ASU 2009-08 will not have material impact on our financial statements

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-09, Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees. This Accounting Standards Update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Section 323-10-S99-4 was originally entered into the Codification incorrectly. The adoption of ASU 2009-09 will not have material impact on our financial statements.

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-12, Fair Value Measurements and Disclosures (Topic 820), Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) . This Accounting Standards Update amends Subtopic 820-10, Fair Value Measurements and Disclosures > Overall, to provide guidance on the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The adoption of ASU 2009-12 will not have material impact on our financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements
December 31, 2009 and 2008

Note 7 - Subsequent Event

On July 23, 2010 the Company merged with Plaster Caster Inc., a corporation incorporated in the State of Mississippi and was consequently redomiciled to this state.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
(UNAUDITED)

	SEPTEMBER 30,	DECEMBER 31,
	2010	2009
(Unaudited)
ASSETS

CURRENT
Cash	$-	$-
Subscription receivable	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES
Due to shareholder	$-	$-

TOTAL LIABILITIES	-	-

STOCKHOLDER EQUITY

Commons shares, no par value, authorized - 1,000,000
- issued and outstanding - 500,000(December 31, 2009 - 500,000)	500	500

RETAINED EARNINGS(DEFICIT)	(500)	(500)

TOTAL STOCKHOLDER EQUITY	-	-

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$-	$-

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

					FROM
					INCEPTION
	THREE MONTHS ENDED		NINE MONTHS ENDED		APRIL 19, 2007
	SEPTEMBER 30,		SEPTEMBER 30,		TO SEPTEMBER
	2010	2009	2010	2009	30, 2010

REVENUE	$-	$-	$-	$-	$-

EXPENSES
General and administrative	-	-	-	-	500

Total Expenses	-	-	-	-	500

NET INCOME(LOSS)	$-	$-	$-	$-	$(500)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	500000	500000	500000	500000

NET INCOME(LOSS) PER SHARE	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(UNAUDITED)			FROM
INCEPTION
	NINE MONTHS ENDED		APRIL 19, 2007
	SEPTEMBER 30,		TO SEPTEMBER
	2010	2009	30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$-	$-	$(500)
Adjustment to reconcile net loss to net cash
used in operating activities:			-
Issuance of common stock for services and expenses	-	-	500
Changes in operating assets and liabilities:
Subscription receivable	-	-	-

Net cash used in operating activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from an officer	-	-	-
Issuance of common stock	-	-	-

Net cash provided by financing activities	-	-	-

INCREASE (DECREASE) IN CASH	-	-	-

CASH, Beginning of period	-	-	-

CASH, End of period	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION(APRIL 19, 2007) TO SEPTEMBER 30, 2010
(UNAUDITED)

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTALS

Balance - April 19, 2007	-	-	-	-

Issuance of shares for expenses	1	1	-	1

Net loss - December 31, 2007	-	-	(1)	(1)

Balance - December 31, 2007	1	1	(1)	(1)

Issuance of shares for expenses	499999	499

Net loss - December 31, 2008	-	-	(499)	(499)

Balance - December 31, 2008	500000	500	(500)	(500)

Net loss - December 31, 2009	-	-	-	-

Balance - December 31, 2009	500000	500	(500)	(500)

Net loss - September 30, 2010	-	-	-	-

Balance - September 30, 2010	500000	$500	$(500)	$(500)

The accompanying notes are an integral part of these financial statements

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Financial Statements
September 30, 2010

Note 1 - Organization and Summary of Significant Accounting Policies:

Organization:

PLASTER CASTER INC. (the “Company”) was organized in the State of Michigan on April 19, 2007.  The Company’s primary business activity is to acquire or commence a commercially viable operation

The Company’s fiscal year end is December 31.

Basis of Presentation – Development Stage Company:

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  These interim financial statements include all of the necessary adjustments to make them not misleading.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Financial Statements
September 30, 2010

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Other Comprehensive Income:

The Company has no material components of other comprehensive income (loss), and accordingly, net income(loss) is equal to comprehensive loss in all periods.

Foreign Exchange Translation:

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”.  The financial statements of the Company are translated into US dollars as follows:  assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re-measured at year-end exchange rates.  Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates.  Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123 (R)). SFAS 123 (R) requires companies to recognize compensation cost for employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The Company adopted the provisions of SFAS 123 (R) on January 1, 2005 using the "modified prospective" application method of adoption which requires the Company to record compensation cost related to unvested stock awards as of January 1, 2005 by recognizing the unamortized grant date fair value of these awards over the remaining service periods of those awards with no change in historical reported earnings. The adoption of this standard did not affect the financial statements for the three months ended March 31, 2010.

As of September 30, 2010 there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted and no stock based compensation.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Financial Statements
September 30, 2010
Note 2 – Federal Income Taxes:

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109 (“SFAS 109”).  “Accounting for Income Taxes”, which requires a change from the deferred method to the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components  of  the  Company's  deferred  tax liabilities and assets as of September 30, 2010 are as follows:

Deferred tax assets:
Federal and state net operating loss	$-
Equity instruments issued for compensation	500
Total deferred tax assets	500
Less valuation allowance	(500)
$-

Note 3 – Capital Stock Transactions:

Since inception the Company has issued a total of 500,000 shares of common stock for services and expenses for a value equivalent to $500.

PLASTER CASTER INC.
(A DEVELOPMENT STAGE COMPANY)
Notes to Interim Financial Statements
September 30, 2010

Note 4 – Financial Accounting Developments:

Recently Issued Accounting Pronouncements

Effective January 1, 2010, the Company adopted an accounting standard update regarding accounting for transfers of financial assets. As codified under Accounting Standards Codification, or ASC, 860, this update prescribes the information that a reporting entity must provide in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. Specifically, among other aspects, the update amends Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or SFAS 140, by removing the concept of a qualifying special-purpose entity from SFAS 140 and removes the exception from applying FASB Interpretation No. 46, Consolidation of Variable Interest Entities (revised), to variable interest entities that are qualifying special-purpose entities. It also modifies the financial-components approach used in SFAS 140. Since the update is effective for transfer of financial assets occurring on or after January 1, 2010 and the Company has not had any such transactions subsequent to January 1, 2010 to date, the adoption of this update did not have an impact on the Company’s condensed consolidated financial statements.

Effective January 1, 2010, the Company adopted an accounting standard update regarding fair value measures. As codified under ASC 820, this update requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements should be presented separately. Since this update addresses disclosure requirements, the adoption of this update did not impact the Company’s financial position, results of operations or cash flows.